                                                                   Exhibit T3E22

                                   SETTLEMENT

                                    COMMITTEE

                                   PRELIMINARY

                                    ANALYSIS

               ENTERPRISE VALUATION UNDER ALTERNATIVE ASSUMPTIONS


                                                                 ASSUMED
                                                                   NET
                                                  DEBT          CHARGE-OFF   ENTERPRISE   EQUITY
                        BORROWING RATE        COLLATERALIZED?     RATE (1)     VALUE      VALUE
                        --------------        ---------------   ----------   ----------   ------

   Mercury Business          9%               Previously
         Plan          Pre-Bankruptcy         Unsecured -
                       Default Rate           Now Secured (2)     12.1%      $653.1 M     $  0

      Settlement               7%
       Committee       Post-Bankruptcy
      Evaluation       Non-default rate (3)           Yes         10.4%(4)   $994.1 M     $296.3 M


----------

(1)  Net charge-offs as a percentage of average net finance receivables

(2)  Pre-petition debt was unsecured.

(3)  Compares to a 6.5% pre-default, pre-petition interest rate.

(4)  Peer group average is 6.8%.

              COMPARISON OF SUBPRIME LENDERS' NET CHARGE-OFF RATES


     SUBPRIME LENDER                             NET CHARGE-OFF RATE (1)
    -----------------                           -------------------------
     Mercury Business Plan                              12.1%
     AmeriCredit                                        6.6%
     Consumer Portfolio Services                        5.2%
     First Investors Financial Services (2)             3.0%
     Credit Acceptance Corporation                      12.4%
     Peer Group Average                                 6.8%


----------

(1) Net charge-offs as a percentage of average net finance receivables.
(2) Credit Acceptance Corporation is generally considered a "Subprime D" lender, while Mercury and the others are generally considered to be "Subprime C" lenders.

                               REORGANIZED EQUITY


                                                                PERCENT OF
                                                               TOTAL EQUITY
                                                              --------------

 Valuation of Equity                         $296.3 M               66%
 Plus:  Increase in Equity Value by
        Reason of Equity Issued to
        Unsecured Creditors for 25% of
        Debt
                                              152.7 M               34%
                                             --------              ----
 Available Non-cash Equity                   $449.0 M              100%
                                             --------              ----


                          CASH AVAILABLE FOR SETTLEMENT


 $52 million     Aggregate tax refunds due in 1998 and 1999
  10 million     D&O Policy
  16 million     "Forbearance fee"/Prepaid interest paid to the benefit of
                 Debtholders (1)
   7 million     Expenses paid by Mercury solely for the benefit of Debtholders
------------
 $85 million     Sub-total

  10 million     Aggregate from all Outside Directors (2)
------------
 $95 MILLION     TOTAL (3)
------------


----------

(1)  $13 million to have been paid into escrow for Directors & Officers.

(2) For exposure of claims asserted by Settlement Committee, including those asserted in the adversary proceeding filed in bankruptcy.

(3) Total does not include 50% of John Brincat, Sr.'s net worth or any amounts from the Estate of James Doyle.

                        TOTAL AVAILABLE FOR SETTLEMENT


                Cash                                $   95.0 M
                Non-cash Equity (66.5% of Equity)      296.3 M
                                                    ----------
                TOTAL (1)                           $  391.3 M
                                                    ----------

-----------
(1) Excluding contributions by John Brincat, Sr. (CEO) and the Estate of James Doyle (CFO).